EXHIBIT 8(a)(iii)
                             HT INSIGHT FUNDS, INC.
                               ONE EXCHANGE PLACE
                                   TENTH FLOOR
                                BOSTON, MA 02109


                                                                 April 9, 1996

PNC Bank, N.A.
Broad & Chestnut Streets
Philadelphia, Pennsylvania  19103


To Whom It May Concern:

         Reference is made to the Custodian Agreement between us dated as of December 1, 1989 (the "Agreement").

         Pursuant to the first paragraph of the Agreement, this letter is to provide notice of the creation of an additional portfolio, the Harris Insight Hemisphere Free Trade Fund (the "New Fund").

         We request that you act as Custodian under the Agreement with respect to the New Fund.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy thereof.

                                                     Sincerely,


                                                     HT Insight Funds, Inc.

                                                     --------------------------
                                                     Patricia L. Bickimer
                                                     President
Accepted:         PNC Bank, N.A.

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                  By: